Press Release

SOURCE: Westsphere Asset Corporation, Inc.

Wednesday February 6, 2008

PRESS RELEASE

Source: Westsphere Asset Corporation

Calgary, Alberta, February 1, 2008 — Westsphere Asset Corp., Inc. (NASDAQ: WSHE)  (“the Company”) has entered into a 45 day exclusive agreement to review and conduct due diligence to facilitate the acquisition of a 49% share position  of VOIPUS Canada Ltd., a Canadian Independent broadband voice, data and IT service provider and Property Developer. In addition to a share acquisition. The agreement includes licensing agreements for 11 IT Transmitter Towers and several High Rise Multifamily real property assets of privately held VOIPUS Canada Ltd. for Eighteen Million Five Hundred Thousand ($18,500,000.00CND) Dollars in Canadian Funds.   Upon approval this agreement would allow the VOIPUS shareholders to elect to receive cash or a fixed number of shares of Westsphere common stock.

“We have had an ongoing development and financial relationship with VOIPUS for the past two years and have watched VOIPUS grow its asset base dramatically over this period.  Subject to a positive review and examination this purchase would strengthen Westsphere’s technology portfolio adding to the product line delivered through the company's wholly owned subsidiary, Westsphere Systems Inc. and allow for diversification of Westsphere’s assets holdings.  With VOIPUS in our portfolio, we are better equipped to provide and grow our Data business to customers with one-stop shopping for all of their technology needs. Our goal is to provide multifamily resident and condominium property owners with the resources they need so that they can focus squarely on their tenants and owners instead of on technology while supplying another long term income stream and asset base to Westsphere ." said Doug Mac Donald, Chief Executive Officer of Westsphere. Westsphere anticipates a closing date for the transaction in the third quarter of its 2008 fiscal year. The company disclosed the purchase price of approximately $18.5 million, which has been represented as approximately 33% of VOIPUS' Booked assets. For the calendar year 2007 VOIPUS had revenues of $87 million.

"VOIPUS is all about data connectivity and improving end user efficiency through technology. By joining forces with Westsphere, a company with a true passion for helping entrepreneurs develop their businesses, we are making technology more accessible to our multifamily properties and residents by creating a single source for their IT needs," said Kevyn Frederick, VOIPUS' Executive Vice President and CEO. "For Multifamily Developers and tech-savvy professionals, VOIPUS offers innovative IT and communications services, backed by outstanding network reliability and terrific customer support. We understand the Multifamily Market and know that managing multiple Buildings and IT services is more effective by integrating as a property and service provider,

About Westsphere Asset Corporation

Westsphere Asset Corporation, Inc. (WSHE) is a leading financial holding company in Canada at the forefront of point of sale and online computer banking.

Currently, the Company has established a strong presence in the privately owned Canadian banking sector including Automated Banking Machines (ABM),

Point of Sale Machines (POS), Online Computer Banking (OCB) and

eCommerce transaction security and payment.  Westsphere maintains and services an ABM network across Canada and is a full participating member of the Canadian INTERAC Banking System.

Financial Profile:

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CAPITALIZATION: 75,000,000 COMMON SHARES WITH NO PAR VALUE

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SHARES ISSUED: Common- 592,701

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    : Voting Preferred- 1,416,143

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For further details, please refer to WSHE website

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WSHE Symbol OTCBB

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Transfer Agent: Holladay Stock Transfer Inc.

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2939 North 67th Place

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Scottsdale, Arizona 85251

DISCLAIMER

Forward-Looking Statements: This news release contains certain forward-looking statements. All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHE does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.

      2140 Pegasus Way N.E.

     Calgary, Alberta, Canada T2E 8M5